UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On November 22, 2024, Golden Matrix Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”).

Pursuant to the Distribution Agreement, the Company may sell, at its option, up to an aggregate of $20 million in shares of its common stock through Craig-Hallum, as sales agent. Sales of the common stock made pursuant to the Distribution Agreement, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333-264446) filed on April 22, 2022, which was declared effective on May 3, 2022 (the “Registration Statement”). The Company filed a prospectus supplement, dated November 22, 2024 (the “Prospectus Supplement”), to the prospectus, dated May 3, 2022, included in the Registration Statement, with the Securities and Exchange Commission in connection with the offer and sale of the shares of common stock to be sold pursuant to the Distribution Agreement.

Prior to any sales under the Distribution Agreement, the Company will deliver a placement notice to Craig-Hallum that will set the parameters for such sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, Craig-Hallum may sell the shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly through The Nasdaq Capital Market, by means of ordinary brokers’ transactions, in negotiated transactions, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by law. Craig-Hallum will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares in accordance with the terms of the Distribution Agreement and any applicable placement notice.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of common stock under the Distribution Agreement. No assurance can be given that the Company will sell any shares of common stock under the Distribution Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

The Company will pay Craig-Hallum a commission equal to 3.00% of any gross proceeds from the sale of shares of the Company’s common stock under the Distribution Agreement. Pursuant to the terms of the Distribution Agreement, the Company also provided Craig-Hallum with customary indemnification rights and has agreed to reimburse Craig-Hallum for certain specified expenses up to $50,000, plus up to $5,000 for each future quarterly period that the Distribution Agreement remains in place. The offering of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all of the common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement by the Company or Craig-Hallum. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.

The Company currently anticipates that the net proceeds from the sale of the securities offered under the Registration Statement will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

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A copy of the Distribution Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement.

A copy of the opinion of The Loev Law Firm, PC relating to the validity of the shares of common stock that may be sold pursuant to the Distribution Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1+	At-The-Market Issuance Distribution Agreement by and between Golden Matrix Group, Inc. and Craig-Hallum Capital Group LLC, dated November 22, 2024

5.1	Opinion of The Loev Law Firm, PC

23.1	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: November 22, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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